UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

May 18, 2010

 Date of Report (Date of earliest event reported)

ELITE PHARMACEUTICALS, INC.

 (Exact name of registrant as specified in its charter)

Delaware	001-15697	22-3542636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

165 Ludlow Avenue, Northvale, New Jersey 07647

(Address of principal executive offices)

(201) 750-2646

 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On May 18, 2010, Elite Pharmaceuticals, Inc. (the “Company”) executed an asset purchase agreement with Mikah Pharma LLC (the “Seller”) and under that agreement completed the acquisition from the Seller of Abbreviated New Drug Application number 76-723 (Hydromorphone Hydrochloride Tablets USP, 8 mg) and all amendments thereto (the “ANDA”), that have to date been filed with the FDA seeking authorization and approval to manufacture, package, ship and sell the products described in the ANDA, for aggregate consideration of $225,000, comprised of an initial payment of $150,000 paid to the Seller on May 18, 2010 and a second payment of $75,000 to be made to the Seller on June 15, 2010 (the “Final Payment”).  The Company has the option to make the Final Payment in either cash or shares of common stock of the Company with an aggregate value of $75,000, based on the closing price of the Company’s common stock on May 18, 2010.

 Item 9.01. Financial Statements and Exhibits.

(c) Exhibits
99.1 Press Release dated May 24, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2010

ELITE PHARMACEUTICALS, INC.

By:	/s/ Chris Dick
Name: Chris Dick
Title: President & Chief Operating Officer